Exhibit No 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated April 17, 2024, on the consolidated financial statements of Safe Pro Group, Inc. at December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, included herein on the registration statement of Safe Pro Group, Inc. on Form S-1 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

June 28, 2024